XOMA

FOR IMMEDIATE RELEASE

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Contacts:
XOMA                                           Millennium Pharmaceuticals, Inc.
Investors:  Laura Zobkiw (Tel: 510-204-7273)   Investors:  Gina Nugent (617-551-3611)
Media:  Deb McManus (Tel: 510-204-7240)        Media: Adriana Jenkins (617-761-6776)

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                   MILLENNIUM AND XOMA ANNOUNCE RESTRUCTURING
                           OF COLLABORATION AGREEMENT
                         FOR THE DEVELOPMENT OF MLN2222

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CAMBRIDGE, MA and BERKELEY, CA, October 12, 2004 - Millennium Pharmaceuticals,
Inc. (NASDAQ:MLMN) and XOMA Ltd. (NASDAQ: XOMA) today announced the restructuring of their agreement related to the collaboration for the development of MLN2222, currently being investigated in a phase I clinical trial for Coronary Artery Bypass Graft (CABG) surgery. This agreement supersedes the Companies' previous development and investment agreements, established in November, 2001. Key elements of the new, restructured relationship include:

     o XOMA will be responsible for development work and expenses related to MLN2222 through completion of the ongoing phase I clinical trial. Millennium will assume responsibility for all subsequent development work and expenses for MLN2222 at initiation of phase II testing. Under terms of the original agreement, XOMA was responsible for development work and expenses through phase II testing.

     o XOMA will continue to provide quantities of bulk drug substance requested by Millennium at the expense of Millennium for phase II trials.

     o XOMA will be entitled to receive an undisclosed royalty on future net sales of MLN2222, as well as payments related to the achievement of clinical and regulatory milestones. Under terms of the original agreement, XOMA had the option of either entering into a cost and profit sharing arrangement through phase III clinical trials and commercialization or a milestone and royalty arrangement.

     o The investment agreement between Millennium and XOMA is terminated and there will be no further issuance of XOMA common shares to Millennium.

"We believe that MLN2222 is a promising molecule to provide protection against complications associated with coronary artery bypass surgery," said John L. Castello, chairman, president and chief executive officer of XOMA. "This new arrangement provides advantages to both companies and is consistent with XOMA's increasing focus in oncology, autoimmune and inflammatory diseases."

"MLN2222 has an exciting mechanism of action, and on the completion of the phase I study, we will analyze the data and evaluate our next steps with the molecule," said Nancy Simonian, M.D., senior vice president of clinical development. "We are delighted to continue our supply agreement with XOMA to ensure our development timelines remain on track."


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                                                                            XOMA


About MLN2222
-------------
MLN2222 (also known as CAB-2) is a novel, proprietary recombinant protein that blocks both the C3 and C5 convertases, which are essential components of the complement activation pathway. Complement activation is believed to contribute to harmful inflammatory responses to heart bypass surgery that can result in significant complications. MLN2222 is being developed to reduce the incidence of death and heart attacks in patients undergoing procedures involving the use of cardiopulmonary bypass (CPB), a heart-lung bypass machine.

The complement system plays a central role in stimulating the body's immune functions in addition to regulating inflammatory responses. The complement system is also an important defense mechanism against bacterial infections. However, complement activation can cause many acute and chronic inflammatory disorders, leading to tissue injury and greater incidence of postoperative death and myocardial infarction in patients undergoing CPB. By blocking the two key pathways of complement activation (the C3 and C5 convertases) early within the complement cascade, MLN2222 may reduce tissue injury in multiple organ systems, reducing the mortality and morbidity associated with CABG surgery employing CPB.

About Millennium
----------------
Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company based in Cambridge, Mass., markets VELCADE(R) (bortezomib) for Injection, a novel cancer product, co-promotes INTEGRILIN(R) (eptifibatide) Injection, a market-leading cardiovascular product, and has a robust clinical development pipeline of product candidates. The Company's research, development and commercialization activities are focused in three therapeutic areas: oncology, cardiovascular, and inflammation. By applying its knowledge of the human genome, its understanding of disease mechanisms, and its industrialized drug discovery platform, the Company is seeking to develop breakthrough products.

About XOMA
----------
XOMA is a biopharmaceutical company focused on the development and commercialization of antibody and other protein-based biopharmaceuticals for disease targets that include cancer, immunological and inflammatory disorders, and infectious diseases. XOMA's proprietary and collaborative product development programs include: RAPTIVA(R) for moderate to severe plaque psoriasis (marketed) and other indications in collaboration with Genentech, Inc.; MLN 2222, a recombinant protein for reducing the incidence of post-operative events in coronary artery bypass graft surgery patients with Millennium Pharmaceuticals, Inc. (Phase I); CHIR-12.12, an anti-CD40 antibody for treating B-cell tumors and additional product candidates in connection with the antibody oncology collaboration with Chiron Corporation (preclinical); a TPO mimetic antibody to treat chemotherapy-induced thrombocytopenia in collaboration with Alexion Pharmaceuticals, Inc. (preclinical); and several anti-gastrin product candidates in conjunction with the antibody collaboration for the treatment of gastrointestinal cancers with Aphton Corporation (preclinical). XOMA's proprietary bactericidal/permeability-increasing protein (BPI)-derived programs include NEUPREX(R), in a Phase I/II study to limit complications following pediatric cardiopulmonary bypass surgery. For more information about XOMA's product pipeline and antibody product development capabilities and technologies, please visit XOMA's website at http://www.xoma.com/.

Re: Millennium

This press release contains "forward-looking statements," including statements about our growth and future operating results, discovery and development of products, potential acquisitions, strategic alliances and intellectual property. Various important risks may cause the Company's actual results to differ materially from the results indicated by these forward-looking statements, including: adverse results in our drug discovery and clinical development programs; failure to obtain patent protection for our discoveries; commercial limitations imposed by patents owned or controlled by third parties; our dependence upon strategic alliance partners to develop and commercialize products and services based on our work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from our development efforts; the commercial success of VELCADE(R) (bortezomib) for Injection and INTEGRILIN(R) (eptifibatide) Injection; and the requirement for substantial funding to


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conduct research and development and to expand commercialization activities. For a further list and description of the risks and uncertainties we face, see the reports we have filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Re: XOMA

Certain statements contained herein related to the progress and timing of product development or present or future licensing, collaborative or financing arrangements or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. These and other risks, including those related to the results of pre-clinical testing, the timing or results of pending and future clinical trials (including the design and progress of clinical trials; safety and efficacy of the products being tested; action, inaction or delay by the FDA, European or other regulators or their advisory bodies; and analysis or interpretation by, or submission to, these entities or others of scientific data), changes in the status of the existing collaborative relationships, availability of additional licensing or collaboration opportunities, the ability of collaborators and other partners to meet their obligations, market demand for products, scale up and marketing capabilities, competition, international operations, share price volatility, XOMA's financing needs and opportunities, uncertainties regarding the status of biotechnology patents, uncertainties as to the cost of protecting intellectual property and risks associated with XOMA's status as a Bermuda company, are described in more detail in the Company's most recent annual report on Form 10K and in other SEC filings.


Editor's Note: This release is available under the Media section on the Company's website at www.millennium.com. and under the News and Events section on XOMA's website at www.xoma.com.


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